Exhibit 99

News Release

Contact:	Dan McClain (Media)
(310) 201-3335

Paul Gregory (Investors)
(310) 201-1634
Northrop Grumman Reports Third Quarter 2009 Financial Results
•	Sales Increase 4 Percent to $8.73 Billion

•	GAAP EPS from Continuing Operations Increase to $1.52

•	Pension-adjusted EPS Increase 22 Percent to $1.67

•	2009E GAAP EPS Guidance Raised to $5.00 to $5.15 from $4.65 to $4.90

•	Cash from Operations of $544 Million and Free Cash Flow of $384 Million Including $586 Million of Discretionary Pension Plan Contributions

•	4.7 Million Shares Repurchased
     LOS ANGELES — Oct. 21, 2009 — Northrop Grumman Corporation (NYSE: NOC) reported that third quarter 2009 earnings from continuing operations totaled $487 million, or $1.52 per diluted share, compared with $509 million, or $1.50 per diluted share, in the third quarter of 2008. Third quarter 2009 net pension adjustment (FAS/CAS) reduced earnings from continuing operations by $47 million, or $0.15 per diluted share, compared with an increase to earnings from continuing operations of $42 million, or $0.13 per diluted share, in the third quarter of 2008.
     Third quarter 2009 earnings included a net tax benefit of $75 million, or $0.23 per share, primarily for final settlement of the Internal Revenue Service’s (IRS) examination of the company’s 2001, 2002 and 2003 tax returns. In the third quarter of 2008 the company recognized net tax benefits totaling $21 million, or $0.06 per share.
     Sales for the 2009 third quarter increased 4 percent to $8.73 billion from $8.38 billion in the 2008 third quarter. In the 2009 third quarter, $544 million of cash was provided by operations, compared with $1.37 billion in the prior year period. The reduction is primarily driven by discretionary pension plan contributions totaling $586 million that the company made in the 2009 third quarter. The company did not make discretionary pension plan contributions in the 2008 third quarter.
     “This was another solid quarter for Northrop Grumman, continuing our focus on managing risk, improving performance and driving growth. Based on this quarter’s results we are raising our guidance for 2009 earnings per share to $5.00 to $5.15 per share,” said Ronald D. Sugar, chairman and chief executive officer.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Third Quarter 2009 Results	2
Financial Highlights

	Third Quarter		Nine Months
($ in millions except per share amounts)	2009	2008	2009	2008

Sales	$8,726	$8,381	$26,003	$24,733

Segment operating income[1]	$786	$768	$2,296	$2,010
as a % of sales	9.0%	9.2%	8.8%	8.1%

Operating income	$655	$771	$1,963	$2,041
as a % of sales	7.5%	9.2%	7.5%	8.3%

Diluted EPS from continuing operations	$1.52	$1.50	$3.89	$3.65

Average diluted shares outstanding, in millions	320.6	340.1	326.1	344.5

Cash provided by operations	$544	$1,373	$1,202	$2,174

Free cash flow[2]	$384	$1,183	$708	$1,630

[1]	Segment operating income is a non-GAAP measure used as an internal measure of financial performance for the five sectors and is reconciled to operating income in the “Business Results” table presented later in this press release.

[2]	Free cash flow is a non-GAAP measure defined as cash from operations less capital expenditures and outsourcing contract & related software costs. Management uses free cash flow as an internal measure of financial performance. Free cash flow is reconciled to cash from operations in the “Cash Flow Highlights” table presented later in this press release.
     Operating income for the 2009 third quarter totaled $655 million compared with $771 million in the prior year period. As a percent of sales, operating income declined to 7.5 percent from 9.2 percent in the prior year period. The change includes a $136 million increase in net pension expense, which was partially offset by an $18 million improvement in segment operating income. As a percent of sales, segment operating income was 9 percent compared with 9.2 percent in the prior year period.
     As reconciled in the Pension-adjusted Results table later in this press release, pension-adjusted operating income totaled 8.3 percent of sales for the third quarter of 2009 compared with 8.4 percent of sales for the third quarter of 2008. Third quarter 2009 pension-adjusted earnings per share from continuing operations increased 22 percent to $1.67 from $1.37 for the prior year period.
     Federal and foreign income taxes for the 2009 third quarter declined to $133 million from $233 million in the third quarter of 2008. During the quarter the company recognized a net tax benefit of $75 million primarily for the final settlement of the IRS examination of the company’s tax returns for years 2001, 2002 and 2003. In the third quarter of 2008 the company recognized net tax benefits totaling $21 million. The effective tax rate applied to earnings from continuing operations for the 2009 third quarter was 21.5 percent compared with 31.4 percent in the 2008 third quarter.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Third Quarter 2009 Results	3
     Earnings per share are based on weighted average diluted shares outstanding of 320.6 million for the third quarter of 2009 and 340.1 million for the third quarter of 2008. During the third quarter of 2009 the company repurchased approximately 4.7 million shares of its common stock, and year-to-date the company has repurchased 14.7 million shares of common stock.
     New business awards totaled $10 billion in the 2009 third quarter. Total backlog, which includes funded backlog and firm orders for which funding is not currently contractually obligated by the customer, was $71.5 billion as of Sept. 30, 2009, compared with $70.4 billion at June 30, 2009.
Pension-adjusted Results

	Third Quarter		Nine Months
($ in millions except per share amounts)	2009	2008	2009	2008

Sales	$8,726	$8,381	$26,003	$24,733

Operating income	$655	$771	$1,963	$2,041
as a % of sales	7.5%	9.2%	7.5%	8.3%
Net pension adjustment[1]	72	(64)	224	(192)

Pension-adjusted operating income[2]	$727	$707	$2,187	$1,849
Pension-adjusted operating margin %[2]	8.3%	8.4%	8.4%	7.5%

Earnings from continuing operations	$487	$509	$1,270	$1,255
Net pension adjustment, after-tax	47	(42)	146	(125)

Pension-adjusted earnings from continuing operations[3]	$534	$467	$1,416	$1,130

Diluted EPS from continuing operations	$1.52	$1.50	$3.89	$3.65
Net pension adjustment	0.15	(0.13)	0.45	(0.37)

Pension-adjusted diluted EPS from continuing operations[4]	$1.67	$1.37	$4.34	$3.28
Weighted average diluted shares outstanding, in millions	320.6	340.1	326.1	344.5

[1]	Net pension adjustment is a non-GAAP measure defined as pension expense determined in accordance with GAAP less pension expense allocated to the business segments under U.S. Government Cost Accounting Standards.

[2]	Pension-adjusted operating income and margin % are non-GAAP measures defined as operating income before net pension adjustment and as a % of sales. Both are reconciled above. Management uses pension-adjusted operating income and margin % as internal measures of the financial performance of the company.

[3]	Pension-adjusted earnings from continuing operations is a non-GAAP measure defined as earnings from continuing operations excluding net pension adjustment, after-tax at the statutory rate of 35%. Management uses pension-adjusted earnings from continuing operations as a performance metric for operating results.

[4]	Pension-adjusted diluted EPS from continuing operations is a non-GAAP measure defined as diluted EPS from continuing operations available to common shareholders excluding net pension adjustment, after-tax at the statutory rate of 35%. Management uses pension-adjusted diluted EPS as a performance metric for operating results.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Third Quarter 2009 Results	4
Cash Flow Highlights

	Third Quarter			Nine Months
($ millions)	2009	2008	Change	2009	2008	Change

Before discretionary pension pre-funding	$1,021	$1,373	$(352)	$1,805	$2,174	$(369)

Discretionary pension pre-funding impact[1]	(477)		(477)	(603)		(603)

Cash provided by operations	544	1,373	(829)	1,202	2,174	(972)

Less:

Capital expenditures	139	167	28	436	444	8
Outsourcing contract & related software costs	21	23	2	58	100	42

Free cash flow	$384	$1,183	$(799)	$708	$1,630	$(922)

[1]	Discretionary pension pre-funding impact is the impact to cash provided by operations resulting from the company’s discretionary pension contributions. The company made discretionary pension contributions totaling $586 million in the third quarter of 2009 and cash income taxes were reduced by $109 million, resulting in a net impact to cash provided by operations of $477 million in the quarter. For nine months, the company made discretionary pension plan contributions totaling $800 million, and cash income taxes were reduced by $197 million, resulting in a net impact of $603 million to cash provided by operations.
Cash provided by operations in the 2009 third quarter totaled $544 million compared with $1.37 billion in the prior year period, and free cash flow totaled $384 million in the 2009 third quarter compared with $1.18 billion in the prior year period. The change in cash provided by operations and free cash flow reflects $586 million of discretionary contributions to the company’s pension plan assets and higher working capital than in the prior year period. For the first nine months of 2009, the company has made discretionary contributions of $800 million to its pension plans.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

5

Northrop Grumman Reports Third Quarter 2009 Results
Cash Measurements, Debt and Capital Deployment

($ millions)	9/30/2009	12/31/2008

Cash & cash equivalents	$1,924	$1,504
Total debt	4,713	3,944
Net debt[1]	2,789	2,440
Net debt to total capital ratio[2]	16%	15%

[1]	Total debt less cash and cash equivalents.

[2]	Net debt divided by the sum of shareholders’ equity and total debt.
      Changes in cash and cash equivalents include the following cash deployment and financing actions during the quarter:
•	$586 million discretionary pension plan contributions

•	$227 million for share repurchases

•	$139 million for capital expenditures and $21 million for outsourcing contract and related software costs

•	$136 million for dividends

•	$850 million proceeds from issuance of long term debt, a portion of which was used to retire $400 million of 8 percent senior notes that matured on Oct. 15, 2009
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

6

Northrop Grumman Reports Third Quarter 2009 Results
Business Results
Consolidated Sales & Segment Operating Income
($ millions)

	Third Quarter			Nine Months
	2009	2008	Change	2009	2008	Change
Sales
Aerospace Systems	$2,527	$2,417	5%	$7,656	$7,250	6%
Electronic Systems	1,839	1,808	2%	5,594	5,018	11%
Information Systems	2,513	2,410	4%	7,589	7,220	5%
Shipbuilding	1,650	1,451	14%	4,549	4,403	3%
Technical Services	692	665	4%	2,026	1,857	9%
Intersegment eliminations	(495)	(370)		(1,411)	(1,015)

	$8,726	$8,381	4%	$26,003	$24,733	5%

Segment operating income
Aerospace Systems	$265	$233	14%	$780	$721	8%
Electronic Systems	215	261	(18%)	695	671	4%
Information Systems	206	156	32%	633	575	10%
Shipbuilding	113	118	(4%)	211	26	712%
Technical Services	41	39	5%	121	110	10%
Intersegment eliminations	(54)	(39)		(144)	(93)

Segment operating income	$786	$768	2%	$2,296	$2,010	14%
as a % of sales	9.0%	9.2%	(20 bps )	8.8%	8.1%	70 bps

Reconciliation to operating income:
Unallocated expenses	$(55)	$(20)		$(87)	$(95)
Net pension adjustment	(72)	64		(224)	192
Reversal of royalty income included above	(4)	(41)		(22)	(66)

Operating income	$655	$771	(15%)	$1,963	$2,041	(4%)
as a % of sales	7.5%	9.2%	(170 bps )	7.5%	8.3%	(80 bps)
     Beginning in the first quarter of 2009, operating results for all periods presented reflect the realignment of the former Mission Systems and Information Technology sectors into Information Systems and the realignment of the former Integrated Systems and Space Technology sectors into Aerospace Systems. In addition, the presentation reflects the transfer of certain businesses from Information Systems and Electronic Systems to Technical Services. Schedule 6 provides previously reported quarterly financial results revised to reflect the current reporting structure.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

7

Northrop Grumman Reports Third Quarter 2009 Results
Aerospace Systems

Third Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$2,527	$265	10.5%	$2,417	$233	9.6%

     Aerospace Systems third quarter 2009 sales increased 5 percent, principally due to higher volume for unmanned aircraft programs such as Broad Area Maritime Surveillance Unmanned Aerial System (BAMS UAS), Global Hawk, and Navy Unmanned Combat Air Systems (N-UCAS); restricted programs, and manned aircraft programs such as E-2D Advanced Hawkeye, the B-2 and the EA-18G. Higher volume for these programs was partially offset by lower volume for the Kinetic Energy Interceptor (KEI), Intercontinental Ballistic Missile (ICBM), National Polar-orbiting Operational Environmental Satellite System (NPOESS) and Transformational Satellite Communications System (TSAT) programs.
     Aerospace Systems operating income rose 14 percent, and as a percent of sales increased to 10.5 percent from 9.6 percent in the prior year period. The increase in operating income is due to higher volume and improved program performance.
Electronic Systems

Third Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$1,839	$215	11.7%	$1,808	$261	14.4%

     Electronic Systems third quarter 2009 sales increased 2 percent. The increase reflects higher volume for the F-35 program, higher deliveries of Large Aircraft Infrared Countermeasures (LAIRCM) systems, higher volume for the Space Based Infrared System (SBIRS) follow-on program, and higher intercompany sales for aerospace programs.
     Electronic Systems third quarter 2009 operating income declined 18 percent, and as a percent of sales was 11.7 percent compared with 14.4 percent in the prior year period. The difference in operating income and rate is due to a $40 million patent infringement settlement in the third quarter of 2008 and lower performance for government systems programs in the third quarter of 2009.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Third Quarter 2009 Results	8
Information Systems

Third Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$2,513	$206	8.2%	$2,410	$156	6.5%

     Information Systems third quarter 2009 sales increased 4 percent due to higher sales for intelligence and defense programs.
     Information Systems operating income increased 32 percent in the 2009 third quarter, and as a percent of sales increased to 8.2 percent from 6.5 percent in the prior year period, which included a $57 million negative performance adjustment for a state and local program.
Shipbuilding

Third Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$1,650	$113	6.8%	$1,451	$118	8.1%

     Shipbuilding third quarter 2009 sales increased 14 percent primarily due to higher volume for the LPD, Virginia-class submarines, and DDG programs.
     Shipbuilding operating income for the 2009 third quarter declined 4 percent and as a percent of sales declined to 6.8 percent from 8.1 percent in the prior year period. The declines in operating income and rate primarily reflect previously announced adjustments to program margin rates to reflect higher production costs on expeditionary warfare and surface combatant programs.
Technical Services

Third Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$692	$41	5.9%	$665	$39	5.9%

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Third Quarter 2009 Results	9
     Technical Services sales increased 4 percent due to higher volume for life cycle optimization & engineering, and training & simulation programs. Operating income increased 5 percent due to higher volume, and as a percent of sales, was comparable to the prior year period.
Third Quarter Highlights
•	In October, the U.S. Air Force awarded Northrop Grumman a nine-year contract to provide Contractor Logistics Support for its fleet of KC-10 Extender refueling tanker aircraft, further demonstrating the company’s important role as a premier provider of air mobility solutions. The indefinite delivery/indefinite quantity (ID/IQ) contract has a total ceiling value of $3.8 billion.
•	The U.S. Air Force raised the cost ceiling on Northrop Grumman’s current ID/IQ contract for B-2 bomber modernization and sustainment activities from $6.1 billion to $9.54 billion.
•	The U.S. Navy awarded Northrop Grumman a contract valued at up to $2.4 billion for the refueling and complex overhaul of the nuclear-powered aircraft carrier, USS Theodore Roosevelt (CVN 71).
•	The U.S. Army selected Northrop Grumman to provide Lightweight Laser Designator Rangefinders under a five-year ID/IQ contract with an estimated value of up to $599 million.
•	The U.S. Army awarded Northrop Grumman an ID/IQ contract to continue providing full-spectrum information operations and computer networks operations to the 1st Information Operations Command (Land), Fort Belvoir, Va., and its regional computer emergency response teams. The single award is valued at $430 million over five years if all options are exercised.
•	Northrop Grumman was one of two awardees selected by the U.S. Army to provide Laser Target Locator Modules under a five-year ID/IQ contract, with an initial award valued at approximately $22 million. The total potential contract value to Northrop Grumman is an estimated $393 million over the life of the contract.
•	Northrop Grumman was selected by the U.S. Army to finalize development of its Distributed Common Ground System-Army Mobile Basic system, specifically for the Army’s emerging Brigade Combat Teams. Valued at $296 million, this continuation development contract covers a total performance period of 30 months.
•	The U.S. Air Force awarded Northrop Grumman Corporation a $153 million contract to provide LITENING G4 targeting and sensor systems and related equipment to the active U.S. Air Force as well as kits for the Air Force Reserve Command and Air National Guard to enable the upgrade of existing LITENING AT pods to the G4 configuration.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Third Quarter 2009 Results	10
•	Northrop Grumman was one of five companies selected by the U.S. Army for a contract to provide automatic identification technology (AIT) hardware, software and engineering services for increased functionality, visibility and control across the U.S. Department of Defense and federal agency logistics systems. The AIT IV program is an ID/IQ contract with a maximum ceiling value of $418.5 million available for task order awards.
•	Two U.S. Missile Defense Agency Space Tracking and Surveillance System demonstrator satellites built by Northrop Grumman were launched aboard a Delta II rocket on Sept. 25, adding a critical space-based capability to America’s ballistic missile defenses.
•	Northrop Grumman redelivered the nuclear-powered aircraft carrier, USS Carl Vinson (CVN 70), to the U.S. Navy. The redelivery from the company’s Newport News shipyard follows the completion of a successful three-and-a-half-year refueling and complex overhaul.
•	Northrop Grumman delivered to the U.S. Navy the Aegis guided missile destroyer Dewey (DDG 105) and the amphibious transport dock ship New York (LPD 21).
•	The Northrop Grumman Corporation-built U.S. Coast Guard National Security Cutter Waesche (WMSL 751) completed a successful acceptance trial in October, marking the final test of Waesche before her delivery in early November.
•	Northrop Grumman’s RQ-4 Global Hawk unmanned aircraft system reached a major milestone — 25,000 combat hours — in July. This significant program achievement accounts for more than 76 percent of the aircraft’s 32,500 cumulative flight hours for the U.S. Air Force and U.S. Navy. First flown in 1998, Global Hawk has logged 1,229 missions so far in support of overseas contingency operations and disaster relief efforts.
•	Northrop Grumman’s newest active electronically scanned array (AESA) fighter sensor, the Scalable Agile Beam Radar (SABR), has been successfully installed on a U.S. Air Force F-16 at Edwards Air Force Base, Calif. Late last year, SABR began a series of flight demonstrations aboard the company’s test aircraft, successfully detecting and displaying multiple aerial targets and generating high resolution Synthetic Aperture Radar (SAR) ground maps. Although designed specifically for the F-16, SABR is scalable and adaptable to other platforms and missions.
•	Northrop Grumman’s automated Biohazard Detection System (BDS), in use nationwide with the U.S. Postal Service, recently performed its eight millionth test without a false positive test result. Northrop Grumman is the prime contractor and systems integrator of the BDS, which has screened tens of billions of pieces of mail for anthrax over the past five years. It is the only network of autonomous bio-detectors deployed nationwide.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Third Quarter 2009 Results	11
•	Northrop Grumman opened a new, state-of-the-art Cyber Security Operations Center, a comprehensive cyber threat detection and response center that focuses on protecting Northrop Grumman and its customers’ networks and data worldwide. Located in suburban Maryland, the center is staffed around-the-clock, providing security monitoring for more than 105,000 clients and 10,000 servers.
•	Ronald D. Sugar, chairman and chief executive officer since 2003, announced his plan to retire from the company in June 2010. The Board of Directors elected Wesley G. Bush to the position of chief executive officer and president, effective January 1, 2010. Bush was also elected to the Board of Directors, effective immediately. The Board of Directors also elected Lewis W. Coleman, currently lead independent director, to the role of non-executive chairman, effective January 1, 2010. Sugar will assume the title of chairman emeritus effective January 1, 2010.
###
About Northrop Grumman
     Northrop Grumman Corporation is a leading global security company whose 120,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide.
     Northrop Grumman will webcast its earnings conference call at 11:30 a.m. EDT on Oct. 21, 2009. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.
Statements in this release and the attachments, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” “guidance,” “target,” “trends,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. These statements are not guarantees of future performance and involve certain risks and uncertainties. Actual results could differ materially due to factors such as: the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; the outcome of litigation, claims, audits, appeals, bid protests and investigations; hurricane-related insurance recoveries; costs of environmental remediation; our relationships with labor unions; availability and retention of qualified personnel; costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; possible impairments of goodwill or other intangible assets; effects of legislation, rulemaking, and changes in accounting, tax or defense procurement; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans); acquisition or termination of contracts; technical, operation or quality setbacks in contract performance; issues with, and financial viability of, key suppliers and subcontractors;
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Third Quarter 2009 Results	12
availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.
These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.
LEARN MORE ABOUT US: Northrop Grumman news releases, product information, photos and video clips are available on the Internet at: http://www.northropgrumman.com
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Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
$ in millions, except per share amounts	2009	2008	2009	2008

Sales and Service Revenues
Product sales	$4,982	$4,808	$14,972	$14,051
Service revenues	3,744	3,573	11,031	10,682

Total sales and service revenues	8,726	8,381	26,003	24,733

Cost of Sales and Service Revenues
Cost of product sales	4,027	3,682	12,007	11,204
Cost of service revenues	3,276	3,143	9,742	9,168
General and administrative expenses	768	785	2,291	2,320

Operating income	655	771	1,963	2,041
Other (expense) income
Interest expense	(76)	(74)	(219)	(223)
Other, net	41	45	62	72

Earnings from continuing operations before income taxes	620	742	1,806	1,890
Federal and foreign income taxes	133	233	536	635

Earnings from continuing operations	487	509	1,270	1,255
Earnings from discontinued operations, net of tax	3	3	3	16

Net earnings	$490	$512	$1,273	$1,271

Basic Earnings Per Share
Continuing operations	$1.54	$1.52	$3.94	$3.72
Discontinued operations	.01	.01	.01	.05

Basic earnings per share	$1.55	$1.53	$3.95	$3.77

Weighted-average common shares outstanding, in millions	317.1	334.2	322.0	337.1

Diluted Earnings Per Share
Continuing operations	$1.52	$1.50	$3.89	$3.65
Discontinued operations	.01	.01	.01	.04

Diluted earnings per share	$1.53	$1.51	$3.90	$3.69

Weighted-average diluted shares outstanding, in millions	320.6	340.1	326.1	344.5

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(unaudited)

	September 30,	December 31,
$ in millions	2009	2008

Assets
Cash and cash equivalents	$1,924	$1,504
Accounts receivable, net of progress payments	3,951	3,904
Inventoried costs, net of progress payments	1,243	1,003
Deferred tax assets	513	549
Prepaid expenses and other current assets	453	229

Total current assets	8,084	7,189
Property, plant, and equipment, net of accumulated depreciation of $4,171 in 2009 and $3,803 in 2008	4,775	4,810
Goodwill	14,526	14,518
Other purchased intangibles, net of accumulated amortization of $1,873 in 2009 and $1,795 in 2008	899	947
Pension and post-retirement plan assets	292	290
Long-term deferred tax assets	1,281	1,510
Miscellaneous other assets	988	933

Total assets	$30,845	$30,197

Liabilities
Notes payable to banks	$28	$24
Current portion of long-term debt	491	477
Trade accounts payable	1,793	1,943
Accrued employees’ compensation	1,419	1,284
Advance payments and billings in excess of costs incurred	1,977	2,036
Other current liabilities	1,562	1,660

Total current liabilities	7,270	7,424
Long-term debt, net of current portion	4,194	3,443
Pension and post-retirement plan liabilities	5,349	5,823
Other long-term liabilities	1,603	1,587

Total liabilities	18,416	18,277

Shareholders’ Equity
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2009 — 314,716,763; 2008 — 327,012,663	315	327
Paid-in capital	9,061	9,645
Retained earnings	6,457	5,590
Accumulated other comprehensive loss	(3,404)	(3,642)

Total shareholders’ equity	12,429	11,920

Total liabilities and shareholders’ equity	$30,845	$30,197

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30
$ in millions	2009	2008

Operating Activities
Sources of Cash — Continuing Operations
Cash received from customers
Progress payments	$5,472	$5,465
Collections on billings	20,193	19,828
Other cash receipts	32	87

Total sources of cash — continuing operations	25,697	25,380

Uses of Cash — Continuing Operations
Cash paid to suppliers and employees	(22,717)	(22,248)
Pension contributions	(832)	(86)
Interest paid, net of interest received	(240)	(251)
Income taxes paid, net of refunds received	(675)	(569)
Excess tax benefits from stock-based compensation	(2)	(47)
Other cash payments	(29)	(8)

Total uses of cash — continuing operations	(24,495)	(23,209)

Cash provided by continuing operations	1,202	2,171
Cash provided by discontinued operations		3

Net cash provided by operating activities	1,202	2,174

Investing Activities
Proceeds from sale of business, net of cash divested		175
Payments for businesses purchased	(33)
Additions to property, plant, and equipment	(436)	(444)
Payments for outsourcing contract costs and related software costs	(58)	(100)
(Increase) decrease in restricted cash	(28)	59
Other investing activities, net	16	11

Net cash used in investing activities	(539)	(299)

Financing Activities
Net borrowings under lines of credit	4	3
Proceeds from issuance of long-term debt	850
Principal payments of long-term debt	(73)	(110)
Proceeds from exercises of stock options and issuances of common stock	29	95
Dividends paid	(405)	(395)
Excess tax benefits from stock-based compensation	2	47
Common stock repurchases	(650)	(1,462)

Net cash used in financing activities	(243)	(1,822)

Increase in cash and cash equivalents	420	53
Cash and cash equivalents, beginning of period	1,504	963

Cash and cash equivalents, end of period	$1,924	$1,016

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30
$ in millions	2009	2008

Reconciliation of Net Earnings to Net Cash Provided by Operating Activities
Net earnings	$1,273	$1,271
Adjustments to reconcile to net cash provided by operating activities
Depreciation	428	416
Amortization of assets	113	148
Stock-based compensation	83	126
Excess tax benefits from stock-based compensation	(2)	(47)
Pre-tax gain on sale of business		(58)
Increase in
Accounts receivable	(4,741)	(4,845)
Inventoried costs	(443)	(531)
Prepaid expenses and other current assets	(39)	(43)
Increase (decrease) in
Progress payments	4,888	5,062
Accounts payable and accruals	(120)	313
Deferred income taxes	133	122
Income taxes payable	(158)	130
Retiree benefits	(208)	35
Other non-cash transactions, net	(5)	72

Cash provided by continuing operations	1,202	2,171
Cash provided by discontinued operations		3

Net cash provided by operating activities	$1,202	$2,174

Non-Cash Investing and Financing Activities
Sale of business
Liabilities assumed by purchaser		$(18)

Mandatorily redeemable convertible preferred stock converted into common stock		$350

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(unaudited)

$ in millions	September 30, 2009					December 31, 2008 (3)
	FUNDED	(1)	UNFUNDED	(2)	TOTAL BACKLOG	FUNDED	(1)	UNFUNDED	(2)	TOTAL BACKLOG

Aerospace Systems	$8,213		$16,678		$24,891	$7,648		$22,883		$30,531
Electronic Systems	7,968		2,809		10,777	8,391		2,124		10,515
Information Systems	4,911		5,219		10,130	5,310		4,672		9,982
Shipbuilding	12,323		9,078		21,401	14,205		8,148		22,353
Technical Services	1,812		2,452		4,264	1,840		2,831		4,671

Total	$35,227		$36,236		$71,463	$37,394		$40,658		$78,052

(1)	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

(2)	Unfunded backlog represents firm orders for which funding is not currently contractually obligated by the customer. Unfunded backlog excludes unexercised contract options and unfunded Indefinite Delivery Indefinite Quantity (IDIQ) orders.

(3)	Certain prior period amounts have been reclassified to conform to the 2009 presentation.
New Awards — The estimated value of contract awards included in backlog during the nine months ended September 30, 2009, was $24.5 billion.
Backlog Adjustment — In the second quarter of 2009, the company was notified that the Kinetic Energy Interceptor (KEI) program was terminated for convenience by the Missile Defense Agency. The KEI termination was recorded as a reduction to total backlog of $5.1 billion at Aerospace Systems.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENT OPERATING RESULTS
($ in millions)
(unaudited)

	NET SALES							SEGMENT OPERATING INCOME (3)
	2006	2007	2008					2006	2007	2008
	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended				Total
	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year

AS REPORTED (1)
Information & Services
Mission Systems	$4,704	$5,077	$1,298	$1,388	$1,417	$1,537	$5,640	$451	$508	$128	$133	$128	$119	$508
Information Technology	3,962	4,486	1,085	1,215	1,085	1,133	4,518	342	329	89	82	37	97	305
Technical Services	1,858	2,177	505	572	607	612	2,296	120	120	26	36	31	28	121

	10,524	11,740	2,888	3,175	3,109	3,282	12,454	913	957	243	251	196	244	934
Aerospace
Integrated Systems	5,500	5,067	1,340	1,358	1,345	1,461	5,504	551	591	170	143	144	156	613
Space Technology	3,869	4,176	1,022	1,118	1,079	1,117	4,336	311	329	82	93	90	(461)	(196)

	9,369	9,243	2,362	2,476	2,424	2,578	9,840	862	920	252	236	234	(305)	417

Electronics	6,267	6,528	1,555	1,675	1,814	2,046	7,090	786	813	209	202	264	277	952

Shipbuilding	5,321	5,788	1,264	1,688	1,451	1,742	6,145	393	538	(218)	126	118	(2,333)	(2,307)

Intersegment Eliminations	(1,490)	(1,471)	(345)	(386)	(417)	(494)	(1,642)	(117)	(113)	(28)	(31)	(44)	(38)	(141)

Total	$29,991	$31,828	$7,724	$8,628	$8,381	$9,154	$33,887	$2,837	$3,115	$458	$784	$768	$(2,155)	$(145)

REALIGNED (2)

Aerospace Systems	$9,358	$9,234	$2,361	$2,472	$2,417	$2,575	$9,825	$861	$919	$252	$236	$233	$(305)	$416

Electronic Systems	6,201	6,466	1,545	1,665	1,808	2,030	7,048	783	809	209	201	261	276	947

Information Systems	8,383	9,245	2,298	2,512	2,410	2,557	9,777	771	815	212	207	156	208	783

Shipbuilding	5,321	5,788	1,264	1,688	1,451	1,742	6,145	393	538	(218)	126	118	(2,333)	(2,307)

Technical Services	2,090	2,422	558	634	665	678	2,535	139	139	29	42	39	34	144

Intersegment Eliminations	(1,362)	(1,327)	(302)	(343)	(370)	(428)	(1,443)	(110)	(105)	(26)	(28)	(39)	(35)	(128)

Total	$29,991	$31,828	$7,724	$8,628	$8,381	$9,154	$33,887	$2,837	$3,115	$458	$784	$768	$(2,155)	$(145)

NOTE: There have been no changes to the realigned segment operating results since this schedule was first made available with the First Quarter 2009 earnings release filed on April 22, 2009.

(1)	“As reported” amounts are as of December 31, 2008, which reflects the Park Air / Remotec realignment, Missile Systems realignment, and the presentation of Electro-Optical Systems as a discontinued operation and are reported in the 2008 Form 10-K. 2008 quarterly results for the three months ended Mar. 31, Jun. 30, and Sep. 30 were previously reported in Schedule 6 of the Third Quarter 2008 earnings release.

(2)	Reported amounts adjusted to reflect the realignment of certain logistics, services, and technical support programs and assets from the Information Systems and Electronic Systems segments to the Technical Services segment and the streamlining of the company’s organizational structure by reducing the number of operating segments from seven to five.

(3)	Non-GAAP measure. Management uses segment operating income as an internal measure of financial performance for the individual business segments.